Exhibit 99.1

News Release

CONTACT:	Neal E. Arnold, CFO (Analysts)	FOR IMMEDIATE RELEASE
	(513) 579-4356	January 15, 2004
Bradley S. Adams, IR (Analysts)
(513) 534-0983
Roberta R. Jennings (Media)
(513) 579-4153

FIFTH THIRD BANCORP REPORTS 11 PERCENT INCREASE IN  FOURTH QUARTER EARNINGS

Fifth Third Bancorp’s 2003 fourth quarter earnings per diluted share were $.80, an increase of 11 percent over $.72 per diluted share for the same period in 2002. Fourth quarter net income totaled $460,499,000, a nine percent increase over fourth quarter 2002’s net income of $423,372,000. Fourth quarter return on average assets (ROA) and return on average equity (ROE) were 2.02 percent and 21.3 percent, respectively, compared to 2.11 percent and 19.8 percent in 2002’s fourth quarter. Earnings per diluted share for the full year 2003 were $3.03, an increase of 10 percent over last year’s earnings of $2.76. ROA for the full year 2003 was 2.01 percent and ROE was 20.4 percent, compared to 2.18 percent and 19.9 percent, respectively, in 2002.

“I would like to thank all of our employees for their hard work in producing another good year for our shareholders,” stated George A. Schaefer, Jr., President and CEO of Fifth Third Bancorp. “While 2003 was certainly not an easy year, I believe we have accomplished a great deal. We were faced with the lowest level of interest rates in over 40 years, earning asset yields and margins declining to levels not seen since the 1970’s and business and economic stress in some segments of the economy that resulted in credit losses well in excess of our historical averages. Despite these factors, we were able to produce double-digit earnings growth driven by a focused loan and deposit sales effort and continued growth from our service businesses. We also invested significantly in strengthening your investment in Fifth Third for the years to come by adding new banking center locations in vibrant growth markets, increasing automation of processes, building a comprehensive risk management infrastructure and welcoming numerous talented and experienced bankers to the Fifth Third team.”

“Fifth Third continues to be defined by the same core operating principles that have served us well over the years. We believe a focused and energetic sales force, conservative risk profile, diversified business mix and a unique, decentralized affiliate banking model effectively position Fifth Third to continue to deliver consistent earnings growth. With the significant investments we have made in the expansion of our sales force, new banking centers and improvements in infrastructure, we enter 2004 with optimism and look forward to meeting the opportunities and challenges that lie ahead.”

Balance Sheet Trends

Loan and lease balances exhibited extremely strong growth with period end loans and leases increasing by $6.4 billion in 2003 on a full year basis, driven primarily by very strong results in consumer lending and continued growth in commercial loans and leases. On an average basis, total loans and leases increased by 15 percent over last year. Direct installment loan originations continued recent year trends and remained strong throughout 2003, totaling $1.6 billion in the fourth quarter and $7.4 billion for the full year compared to $1.7 billion in last year’s fourth quarter and $6.7 billion for the full year 2002, driving an increase in installment loan balances of 14 percent over the same quarter last year. Consumer loans and comparisons to prior periods are impacted by the securitization and sale of $903 million in home equity lines of credit in the third quarter of 2003 and the inclusion of $750 million in automotive loans in held for sale. These actions were taken to limit balance sheet leverage due to the exceptionally strong demand experienced in these asset classes over recent periods relative to the entire loan and lease portfolio. Period end commercial loan and lease balances increased by 12 percent over the same quarter last year and by $950 million, or 14 percent on an annualized basis, from last quarter. Improving demand and customer additions in middle-market and small business commercial loan originations during the quarter were partially mitigated by modest year-end seasonal decreases in existing commercial line of credit utilization percentages across the footprint.

Significant numbers of commercial customer additions and net new retail checking account growth have resulted in very strong deposit growth trends for Fifth Third. Average demand deposit balances increased 18 percent and average interest checking balances grew nine percent compared to last year’s fourth quarter, and 17 percent and 15 percent on the full year, respectively. Compared to the third quarter of this year, average transaction account balances increased by eight percent on an annualized basis highlighted by 22 percent annualized growth in demand deposits and 13 percent annualized growth in interest checking balances. The level of savings, money market, and time deposit balances continued to moderate in the fourth quarter given the low level of interest rates. Fifth Third’s most recent consumer checking account campaign, The Fall Classic, concluded on December 15, 2003 at 155 percent of goal with $1.3 billion in new checking account balances. Fifth Third is continuing to devote significant marketing and sales focus on checking account growth in its retail and commercial franchises.

Compared to the fourth quarter of 2002, net interest income on a fully-taxable equivalent basis increased five percent despite a 26 basis point (bp) decrease in the net interest margin due to 13 percent growth in average earning assets. On a full year basis, the eight percent increase in net interest income over 2002 was primarily driven by 18 percent growth in average earning assets mitigated by a 34 bp reduction in the net interest margin as all asset classes experienced accelerated prepayment rates in 2003 due to the low interest rate environment. Sequentially, net interest income on a fully-taxable equivalent basis increased five percent on an annualized basis due to the positive impact of the recent slowing of prepayment speeds on the net interest margin and modest growth in the level of average earning assets. Fifth Third expects that margin and net interest income trends in coming periods will be dependent upon the magnitude of deposit growth in relation to balance sheet growth and the speed of interest rate changes in an improving economy.

Fifth Third repurchased approximately 4.7 million shares of its common stock for a total of approximately $271 million in the fourth quarter of 2003 and 11.5 million shares for a total of approximately $655 million in all of 2003. With increasing capital levels and greater stability in earning asset yields anticipated in 2004, Fifth Third continues to view share repurchases as an effective means of returning excess capital to shareholders. As of December 31, 2003, the remaining authority under the plan authorized by the Board of Directors in March 2003 is approximately 14.1 million shares.

Other Operating Income

Other Operating Income increased three percent over the same quarter last year and 14 percent on a full year basis with double-digit growth in major captions partially mitigated by significant decreases in the level of gains on sales of securities and loans.

Fifth Third Processing Solutions, our Electronic Payment Processing division, delivered a nine percent increase in revenues over the fourth quarter of last year, 12 percent on full year basis and 47 percent on a seasonally strong annualized sequential basis. Comparisons to 2002 prior periods are impacted by a slowdown in transaction volume growth rates on the existing customer base reflective of current economic conditions, sluggish growth in the retail sector of the economy and an $8 million fourth quarter revenue impact ($13 million full year 2003) associated with the recent MasterCard®/Visa® settlement. Revenue from Electronic Funds Transfer (EFT) was essentially flat compared to the same quarter last year and merchant processing increased 15 percent over the same quarter last year despite growth of only approximately six percent in transaction volumes from the existing merchant customer base. Along with the introduction of Fifth Third’s POS Check Services at

Pearle Visions locations, significant new processing customers welcomed during the fourth quarter of 2003 include Sovereign Bancorp, AFFN (Armed Forces Financial Network), Steak n’ Shake, Limited TOO Brands, and Atwood’s Distributing. Additionally, Fifth Third received several major contract extensions including Saks Incorporated, Barnes and Noble, Bealls Incorporated and Fisher’s Foods. Fifth Third Processing Solutions now handles electronic processing for over 197,000 merchant locations and 1,500 financial institutions worldwide.

Successful sales of retail and commercial deposit accounts and corporate treasury management products fueled increases in deposit service revenues of 11 percent over the same quarter last year and 13 percent for the full year. The fourth quarter increase was highlighted by a nine percent increase in retail deposit based revenues and a 13 percent increase in commercial deposit based revenues over the same quarter last year on the strength of Fifth Third’s continuing focus on cross-sell initiatives, new customer relationships and the benefit of a lower interest rate environment.

Mortgage net service revenue totaled $57.2 million in the fourth quarter and $301.7 million on a full year 2003 basis compared to $66.7 million in 2002’s fourth quarter and $187.9 million in all of 2002. Inclusive of net realized securities gains/losses resulting from sales from a portfolio established to hedge against volatility related to the value of mortgage servicing rights, mortgage net service revenue was $304.5 million on a full year basis in 2003 and $221.4 million on a full year basis in 2002. Mortgage originations totaled $1.9 billion in the fourth quarter versus $4.9 billion last quarter and $4.3 billion in the fourth quarter of last year. The $17.6 million decrease in mortgage banking revenues relative to last quarter is primarily attributable to declines in the level of refinance activity as mortgage interest rates continued to increase from record lows. Fifth Third is aggressively reducing mortgage banking volume-related processing expenses as originations have slowed in recent periods. Fourth quarter mortgage net service revenue was comprised of $80.8 million in total mortgage banking fees and loan sales, less $12.7 million of losses and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments and less $10.9 million in net valuation adjustments and amortization on mortgage servicing rights. The mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from the movement of interest rates during the quarter and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, is $289.0 million at December 31, 2003, compared to $274.6 million last quarter and $263.5 million a year ago.

Investment Advisory revenues increased 14 percent over the same quarter last year and two percent on a full year basis. The increase in service revenue compared to the same quarter last year resulted primarily from strengthening sales results in Retirement Plan Services and improved institutional asset management revenues from better market performance. Fifth Third continues to focus its sales efforts on integrating services across business lines and working closely with retail and commercial team members to take advantage of a diverse and expanding customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $35 billion in assets under management and $194 billion in assets under care.

Other service charges and fee revenue totaled $112.5 million in the fourth quarter and $581.4 million on a full year basis, compared to $164.0 million in the same quarter last year and $579.7 million in all of 2002. The decrease in revenue relative to the fourth quarter last year is primarily attributable to the previously disclosed fourth quarter 2002 pre-tax gain of approximately $26 million realized from the sale of the property and casualty insurance agency product line operations representing approximately $26 million in revenue on a full year 2002 basis. Sequential quarter comparisons are impacted by the previously disclosed third quarter 2003 $22 million gain from the securitization and sale of $903 million of home equity lines of credit and declines in both indirect consumer and commercial loan and lease fees. On a full year comparison basis, commercial banking revenues increased 13 percent, institutional fixed income trading and sales revenues increased 47 percent and cardholder fee revenue increased 15 percent.

Operating Expenses

Operating expenses increased 12 percent over the fourth quarter last year and 10 percent on a full year basis with direct comparisons to prior periods impacted by the following factors: (i) the early implementation of FASB Interpretation No. 46 (FIN 46) in the third quarter of 2003 resulting in the recognition of depreciation expense captured as a component of operating expenses totaling $44.0 million in the fourth quarter and $93.5 million in all of 2003 on operating lease assets; (ii) an $82 million pre-tax charge realized in the third quarter of 2002 related to treasury clearing and other related settlement accounts; (iii) a $30.8 million pre-tax recovery of the above mentioned treasury charge realized as a credit to other operating expense in the second quarter of 2003; and (iv) a charge of $20.1 million related to the early retirement of approximately $200 million of Federal Home Loan Bank advances in the second quarter of 2003. Fifth Third’s efficiency ratio stands at 47.3 percent in the fourth quarter and 45.0 percent in 2003 compared to 44.0 percent in the fourth quarter last year and 44.9 percent in 2002.

Excluding the impact of the above mentioned factors, operating expenses increased by four percent over the same quarter last year and 11 percent on a full year basis; comparisons being provided to supplement an understanding of the fundamental trends in operating expenses. The increases over last year are primarily attributable to the implications of growth in all of our markets and increases in spending related to the expansion and improvement of our sales force, third-party consulting, continuing investment in support personnel, process improvement, technology and infrastructure to support recent and future growth and increasing insurance and other employee benefit expenses. Fifth Third has also invested significantly in the growth of its retail banking platform with the opening of 58 new banking centers since December of 2002. Near-term improvement continues to be expected from certain volume related expense items and efficiency initiatives related to non-risk management expenses. As part of our core emphasis on operating leverage, these initiatives include increasing levels of automation of processes, the rationalization and reduction of non-core businesses as they relate to our retail and middle market commercial customer base, returns on invested capital and related opportunities for continued growth in 2004 and years to come.

Credit Quality

Net charge-offs as a percentage of average loans and leases were 72 bp in the fourth quarter and 63 bp in all of 2003, compared to 59 bp last quarter and 43 bp in all of 2002. Nonperforming assets (NPA’s) were 61 bp of total loans and leases and other real estate owned at December 31, 2003, improved from 62 bp posted last quarter. Overall, the level of nonperforming loans and net charge-offs remain a small percentage of the total loan and lease portfolio. Net charge-offs were $95.0 million in the fourth quarter and $312.2 million in 2003, compared to $49.5 million in the same quarter last year and $186.8 million in all of 2002. Commercial loan and lease net charge-offs totaled $54.0 million in the fourth quarter with the increase relative to prior periods primarily due to the charge-off of two airline leases totaling approximately $18 million. The provision for loan and lease losses totaled $93.7 million in the fourth quarter and $399.4 million for the full year, compared to $72.1 million in the same quarter last year and $246.6 million in the full year 2002. Fifth Third expects near-term improvement in the level of commercial loan losses and nonperforming assets as the overall economy in the Bank’s Midwestern footprint continues to build upon recent positive momentum.

Corporate Trust Sale

On December 29, 2003, Fifth Third completed the sale of its corporate trust business which resulted in a $62 million pre-tax ($40 million after-tax) gain in the fourth quarter of 2003. Corporate trust services has been a relatively small contributor to both total revenues and earnings for Fifth Third in all periods. Fifth Third remains committed to offering trust services as part of our relationship based approach to commercial banking and will continue to be a part of a complete product set for our middle market commercial clients. The sale allows us to refine our focus and reinvest in our core businesses that provide the best return to our shareholders. As a result of this sale and cessation of any continuing involvement in the operations of the corporate trust business, the results of these operations and the corresponding gain are being reported as discontinued operations in the current and all prior periods. The following table summarizes the results of operations of this business.

($ millions)	4Q03	3Q03	2Q03	1Q03	4Q02	3Q02	2Q02	1Q02
Total Revenues	$3.3	$2.9	$3.2	$2.9	$3.2	$2.7	$2.9	$3.5
Total Expenses	1.8	1.5	1.5	1.6	1.7	1.4	1.2	1.9

Pre-tax Income	1.5	1.4	1.7	1.3	1.5	1.3	1.7	1.6
Taxes	0.5	0.5	0.6	0.4	0.5	0.4	0.6	0.6

After-tax Income	$1.0	$0.9	$1.1	$0.9	$1.0	$0.9	$1.1	$1.0

Conference Call

Fifth Third will host a conference call to discuss these fourth quarter financial results at 9:30 a.m. (Eastern Standard Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available until 11:59 p.m. January 22, 2004 by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 4784914#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $91 billion in assets, operates 17 affiliates with 960 full-service Banking Centers, including 133 Bank Mart® locations open seven days a week inside select grocery stores and 1,905 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee and West Virginia. The financial strength of Fifth Third’s affiliate banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1 and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the Nasdaq National Market System under the symbol “FITB.”

This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain,” “pattern” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect the businesses in which we are engaged; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (10) the outcome of regulatory and legal proceedings. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.

# # #

FIFTH THIRD BANCORP AND SUBSIDIARIES

Quarterly Financial Review for December 31, 2003

Table of Contents

Page

Earnings Review:
Financial Highlights	7-8
Consolidated Statements of Income	9-10
Consolidated Statements of Changes in Shareholders’ Equity	11
Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent)	12
Other Operating Income and Operating Expenses	13

Financial Condition:
Consolidated Balance Sheets	14
Loans and Leases Serviced	15
Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates	16-17
Regulatory Capital	18
Asset Quality	19

FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

(unaudited)

	For the Three Months Ended
	December 31, 2003	December 31, 2002	Percent Change

Earnings ($ in thousands, except per share)
Net Interest Income (Taxable Equivalent)	$744,582	708,621	5.1
Net Income Available to Common Shareholders	460,499	423,372	8.8

Earnings Per Share:
Basic	0.81	0.73	11.0
Diluted	0.80	0.72	11.1

Key Ratios (percent)
Return on Average Assets (ROA)	2.02%	2.11	(4.3)
Return on Average Equity (ROE)	21.3	19.8	7.6
Net Interest Margin (Taxable Equivalent)	3.54	3.80	(6.8)
Efficiency	47.3	44.0	7.5
Average Shareholders’ Equity to Average Assets	9.46	10.63	(11.0)
Risk-Based Capital (a):
Tier 1 Capital	10.99	11.70	(6.1)
Total Capital	13.44	13.51	(0.5)
Tier 1 Leverage	9.10	9.73	(6.5)

Common Stock Data
Cash Dividends Declared Per Share	$0.29	0.26	11.5
Book Value Per Share	15.04	14.76	1.9
Market Price Per Share:
High	60.01	66.47	(9.7)
Low	55.47	55.40	0.1
End of Period	59.10	58.55	0.9
Price/Earnings Ratio (b)	19.50	21.21	(8.1)

	For the Twelve Months Ended
	December 31, 2003	December 31, 2002	Percent Change

Earnings ($ in thousands, except per share)
Net Interest Income (Taxable Equivalent)	$2,944,300	2,738,195	7.5
Net Income Available to Common Shareholders	1,754,004	1,633,973	7.3

Earnings Per Share:
Basic	3.07	2.82	8.9
Diluted	3.03	2.76	9.8

Key Ratios (percent)
Return on Average Assets (ROA)	2.01%	2.18	(7.8)
Return on Average Equity (ROE)	20.4	19.9	2.5
Net Interest Margin (Taxable Equivalent)	3.62	3.96	(8.6)
Efficiency	45.0	44.9	0.2
Average Shareholders’ Equity to Average Assets	9.85	10.93	(9.9)

Common Stock Data
Cash Dividends Declared Per Share	$1.13	0.98	15.3
Market Price Per Share:
High	62.15	69.70	(10.8)
Low	47.05	55.26	(14.9)

(a)	December 31, 2003 risk-based capital ratios are estimated.
(b)	Based on the most recent twelve-month earnings per diluted share and end of period stock prices.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

(unaudited)

Values Per Share

	Book Value Per Share				Market Price Range Per Share

	March 31	June 30	September 30	December 31	Low	High

1998	$8.87	$9.27	$9.43	$9.64	$31.67	$49.42
1999	9.74	9.59	9.56	9.84	38.58	50.29
2000	9.99	10.33	10.72	11.71	29.33	60.88
2001	12.19	12.26	12.81	13.11	45.69	64.77
2002	13.39	14.10	14.48	14.76	55.26	69.70
2003	15.07	15.01	15.00	15.04	47.05	62.15

Earnings Per Share, Basic
	For the Three Months Ended
	March 31	June 30	September 30	December 31	Year-to-Date

1998	$0.38	$0.18	$0.45	$0.43	$1.44
1999	0.45	0.45	0.45	0.33	1.68
2000	0.47	0.44	0.55	0.56	2.02
2001	0.52	0.22	0.48	0.67	1.90
2002	0.67	0.69	0.72	0.73	2.82
2003	0.73	0.76	0.77	0.81	3.07

Earnings Per Share, Diluted
	For the Three Months Ended
	March 31	June 30	September 30	December 31	Year-to-Date

1998	$0.37	$0.18	$0.44	$0.43	$1.42
1999	0.44	0.44	0.44	0.33	1.66
2000	0.46	0.43	0.54	0.55	1.98
2001	0.51	0.22	0.47	0.65	1.86
2002	0.66	0.68	0.70	0.72	2.76
2003	0.72	0.75	0.76	0.80	3.03

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited) ($ in thousands, except per share)

	For the Three Months Ended
	December 31, 2003	December 31, 2002

Interest Income
Interest and Fees on Loans and Leases	$668,479	705,913
Interest on Securities:
Taxable	306,560	307,021
Exempt from Income Taxes	12,604	13,682

Total Interest on Securities	319,164	320,703
Interest on Other Short-Term Investments	231	1,236

Total Interest Income	987,874	1,027,852
Interest Expense
Interest on Deposits:
Interest Checking	45,246	68,664
Savings	11,739	36,656
Money Market	7,594	4,607
Other Time	47,217	70,591
Certificates-$100,000 and Over	5,804	9,025
Foreign Office	14,310	9,118

Total Interest on Deposits	131,910	198,661
Interest on Federal Funds Borrowed	19,316	18,244
Interest on Short-Term Bank Notes	233	—
Interest on Other Short-Term Borrowings	14,410	16,241
Interest on Long-Term Debt	87,052	96,480

Total Interest Expense	252,921	329,626

Net Interest Income	734,953	698,226
Provision for Credit Losses	93,654	72,085

Net Interest Income After Provision for Credit Losses	641,299	626,141

Other Operating Income
Electronic Payment Processing Income	160,178	147,343
Service Charges on Deposits	124,838	112,646
Mortgage Banking Net Revenue	57,229	66,689
Investment Advisory Income	84,860	74,156
Other Service Charges and Fees	112,522	164,013
Operating Lease Income	57,900	—
Securities Gains, Net	1,815	14,731
Securities Gains, Net - Non-Qualifying Hedges on Mortgage Servicing	—	783

Total Other Operating Income	599,342	580,361
Operating Expenses
Salaries, Wages and Incentives	221,155	241,887
Employee Benefits	53,291	59,532
Equipment Expenses	20,911	19,860
Net Occupancy Expenses	46,552	36,671
Operating Lease Expenses	43,967	—
Other Operating Expenses	249,146	209,589

Total Operating Expenses	635,022	567,539

Income from Continuing Operations Before Income Taxes and Minority Interest	605,619	638,963
Applicable Income Taxes	185,936	206,953

Income from Continuing Operations Before Minority Interest	419,683	432,010
Minority Interest, Net of Tax	—	(9,400)

Income from Continuing Operations	419,683	422,610
Income from Discontinued Operations, Net of Tax	41,001	947

Net Income	460,684	423,557
Dividend on Preferred Stock	185	185

Net Income Available to Common Shareholders	$460,499	423,372

Basic Earnings Per Share:
Income from Continuing Operations	$0.74	0.73
Income from Discontinued Operations	0.07	—

Net Income	$0.81	0.73

Diluted Earnings Per Share:
Income from Continuing Operations	$0.73	0.72
Income from Discontinued Operations	0.07	—

Net Income	$0.80	0.72

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited) ($ in thousands, except per share)

	For the Twelve Months Ended
	December 31, 2003	December 31, 2002

Interest Income
Interest and Fees on Loans and Leases	$2,711,271	2,810,102
Interest on Securities:
Taxable	1,226,166	1,257,579
Exempt from Income Taxes	50,658	55,897

Total Interest on Securities	1,276,824	1,313,476
Interest on Other Short-Term Investments	2,973	5,834

Total Interest Income	3,991,068	4,129,412
Interest Expense
Interest on Deposits:
Interest Checking	189,488	296,402
Savings	63,680	158,210
Money Market	32,097	27,376
Other Time	213,391	356,846
Certificates - $100,000 and Over	45,060	54,706
Foreign Office	43,800	34,546

Total Interest on Deposits	587,516	928,086
Interest on Federal Funds Borrowed	80,038	54,090
Interest on Short-Term Bank Notes	233	54
Interest on Other Short-Term Borrowings	55,055	67,000
Interest on Long-Term Debt	362,800	381,130

Total Interest Expense	1,085,642	1,430,360

Net Interest Income	2,905,426	2,699,052
Provision for Credit Losses	399,429	246,611

Net Interest Income After Provision for Credit Losses	2,505,997	2,452,441

Other Operating Income
Electronic Payment Processing Income	575,025	512,054
Service Charges on Deposits	485,116	431,076
Mortgage Banking Net Revenue	301,734	187,919
Investment Advisory Income	332,166	325,162
Other Service Charges and Fees	581,376	579,727
Operating Lease Income	123,709	—
Securities Gains, Net	80,893	113,579
Securities Gains, Net - Non-Qualifying Hedges on Mortgage Servicing	2,809	33,525

Total Other Operating Income	2,482,828	2,183,042
Operating Expenses
Salaries, Wages and Incentives	922,011	902,112
Employee Benefits	239,765	200,915
Equipment Expenses	82,010	79,344
Net Occupancy Expenses	159,064	142,310
Operating Lease Expenses	93,525	—
Other Operating Expenses	944,887	885,273

Total Operating Expenses	2,441,262	2,209,954

Income from Continuing Operations Before Income Taxes, Minority Interest and Cumulative Effect	2,547,563	2,425,529
Applicable Income Taxes	805,495	757,115

Income from Continuing Operations Before Minority Interest and Cumulative Effect	1,742,068	1,668,414
Minority Interest, Net of Tax	(20,458)	(37,680)

Income from Continuing Operations Before Cumulative Effect	1,721,610	1,630,734
Income from Discontinued Operations, Net of Tax	43,896	3,979

Income Before Cumulative Effect	1,765,506	1,634,713
Cumulative Effect of Change in Accounting Principle, Net of Tax	(10,762)	—

Net Income	1,754,744	1,634,713
Dividend on Preferred Stock	740	740

Net Income Available to Common Shareholders	$1,754,004	1,633,973

Basic Earnings Per Share:
Income from Continuing Operations	$3.01	2.81
Income from Discontinued Operations	0.08	0.01
Cumulative Effect of Change in Accounting Principle, Net	(0.02)	—

Net Income	$3.07	2.82

Diluted Earnings Per Share:
Income from Continuing Operations	$2.97	2.75
Income from Discontinued Operations	0.08	0.01
Cumulative Effect of Change in Accounting Principle, Net	(0.02)	—

Net Income	$3.03	2.76

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

(unaudited) ($ in thousands, except per share)

	For the Three Months Ended
	December 31, 2003	December 31, 2002

Total Shareholders’ Equity, Beginning	$8,553,786	8,375,738
Net Income	460,684	423,557
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains and (Losses) on Securities Available-for-Sale and Qualifying Cash Flow Hedges	(100,198)	101,479
Change in Additional Minimum Pension Liability	(11,097)	(52,235)

Net Income and Nonowner Changes in Equity	349,389	472,801
Cash Dividends Declared:
Common Stock (2003 - $.29 per share and 2002 - $.26 per share)	(164,392)	(149,470)
Preferred Stock	(185)	(185)
Stock Options Exercised Including Treasury Shares Issued	28,780	10,137
Loans Repaid Related to Exercise of Stock Options, Net	3,057	—
Corporate Tax Benefit Related to Exercise of Non-Qualified Stock Options	24,063	26,066
Shares Purchased	(270,716)	(261,100)
Other	807	1,030

Total Shareholders’ Equity, Ending	$8,524,589	8,475,017

	For the Twelve Months Ended
	December 31, 2003	December 31, 2002

Total Shareholders’ Equity, Beginning	$8,475,017	7,639,277
Net Income	1,754,744	1,634,713
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains and (Losses) on Securities Available-for-Sale and Qualifying Cash Flow Hedges	(478,606)	413,414
Change in Additional Minimum Pension Liability	(11,097)	(52,235)

Net Income and Nonowner Changes in Equity	1,265,041	1,995,892
Cash Dividends Declared:
Common Stock (2003 - $1.13 per share and 2002 - $.98 per share)	(644,838)	(567,519)
Preferred Stock	(740)	(740)
Stock Options Exercised Including Treasury Shares Issued	96,939	103,574
Loans Issued Related to Exercise of Stock Options, Net	(34,127)	—
Corporate Tax Benefit Related to Exercise of Non-Qualified Stock Options	24,372	26,474
Shares Purchased	(654,850)	(719,518)
Other	(2,225)	(2,423)

Total Shareholders’ Equity, Ending	$8,524,589	8,475,017

FIFTH THIRD BANCORP AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent)

(unaudited) ($ in thousands, except per share)

	For the Three Months Ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002

Interest Income	$987,874	982,978	1,019,918	1,000,298	1,027,852
Taxable Equivalent Adjustment	9,629	9,661	9,683	9,902	10,395

Interest Income (Taxable Equivalent)	997,503	992,639	1,029,601	1,010,200	1,038,247
Interest Expense	252,921	258,075	280,590	294,055	329,626

Net Interest Income (Taxable Equivalent)	744,582	734,564	749,011	716,145	708,621
Provision for Credit Losses	93,654	112,082	108,877	84,817	72,085

Net Interest Income After Provision for Credit Losses (Taxable Equivalent)	650,928	622,482	640,134	631,328	636,536
Other Operating Income	599,342	680,341	617,812	585,333	580,361
Operating Expenses	635,022	633,401	594,663	578,177	567,539

Income from Continuing Operations Before Income Taxes, Minority Interest and Cumulative Effect (Taxable Equivalent)	615,248	669,422	663,283	638,484	649,358
Applicable Income Taxes	185,936	212,563	206,834	200,162	206,953
Taxable Equivalent Adjustment	9,629	9,661	9,683	9,902	10,395

Income from Continuing Operations Before Minority Interest and Cumulative Effect	419,683	447,198	446,766	428,420	432,010
Minority Interest, Net of Tax	—	—	(10,229)	(10,229)	(9,400)

Income from Continuing Operations Before Cumulative Effect	419,683	447,198	436,537	418,191	422,610
Income from Discontinued Operations, Net of Tax	41,001	947	1,136	813	947

Income Before Cumulative Effect	460,684	448,145	437,673	419,004	423,557
Cumulative Effect of Change in Accounting Principle, Net of Tax	—	(10,762)	—	—	—

Net Income	460,684	437,383	437,673	419,004	423,557
Dividend on Preferred Stock	185	185	185	185	185

Net Income Available to Common Shareholders	$460,499	437,198	437,488	418,819	423,372

FIFTH THIRD BANCORP AND SUBSIDIARIES

Other Operating Income and Operating Expenses

(unaudited) ($ in thousands)

	For the Three Months Ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002

Other Operating Income
Electronic Payment Processing Income	$160,178	143,210	141,501	130,138	147,343
Service Charges on Deposits	124,838	125,130	120,826	114,322	112,646
Mortgage Banking Net Revenue	57,229	74,830	92,826	76,849	66,689
Investment Advisory Income	84,860	84,726	82,843	79,737	74,156
Other Service Charges and Fees	112,522	171,328	139,163	158,363	164,013
Operating Lease Income	57,900	65,809	—	—	—
Securities Gains, Net	1,815	15,308	38,860	24,909	14,731
Securities Gains, Net - Non-Qualifying Hedges on Mortgage Servicing	—	—	1,793	1,015	783

Total Other Operating Income	599,342	680,341	617,812	585,333	580,361

Operating Expenses
Salaries, Wages and Incentives	221,155	225,113	242,784	232,959	241,887
Employee Benefits	53,291	61,087	64,737	60,650	59,532
Equipment Expenses	20,911	21,046	20,341	19,712	19,860
Net Occupancy Expenses	46,552	36,279	37,837	38,397	36,671
Operating Lease Expenses	43,967	49,558	—	—	—
Other Operating Expenses (a)	249,146	240,318	228,964	226,459	209,589

Total Operating Expenses	$635,022	633,401	594,663	578,177	567,539

Full-Time Equivalent Employees	18,899	19,770	19,830	19,573	19,119
Banking Centers	952	942	943	941	930

(a)	Includes intangible amortization expense of $9.5 million, $9.5 million, $11.6 million, $9.3 million and $9.4 million for the three months ended December 31, 2003, September 30, 2003, June 30, 2003, March 31, 2003 and December 31, 2002, respectively.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited) ($ in thousands, except share data)

	As of
	December 31, 2003	December 31, 2002

Assets
Cash and Due from Banks	$2,359,371	1,890,809
Securities Available-for-Sale (a)	28,999,168	25,464,056
Securities Held-to-Maturity (b)	135,215	51,768
Trading Securities	55,393	18,286
Other Short-Term Investments	268,092	293,657
Loans Held for Sale	1,881,127	3,357,507
Loans and Leases:
Commercial Loans	14,209,129	12,742,832
Construction Loans	3,635,977	3,327,026
Commercial Mortgage Loans	6,893,742	5,885,544
Commercial Lease Financing	4,429,605	3,985,896
Residential Mortgage Loans	4,425,421	3,494,606
Consumer Loans	17,432,495	15,116,254
Consumer Lease Financing	2,708,511	2,637,926
Unearned Income	(1,427,027)	(1,261,948)

Total Loans and Leases	52,307,853	45,928,136
Reserve for Credit Losses	(770,394)	(683,193)

Total Loans and Leases, net	51,537,459	45,244,943
Bank Premises and Equipment	1,061,191	890,934
Operating Lease Equipment	766,762	—
Accrued Income Receivable	415,387	460,838
Goodwill	699,981	702,051
Intangible Assets	194,569	236,144
Servicing Rights	298,564	263,499
Other Assets	2,470,744	2,019,956

Total Assets	$91,143,023	80,894,448

Liabilities
Deposits:
Demand	$12,141,582	10,095,225
Interest Checking	19,757,044	17,878,326
Savings	7,375,486	10,055,639
Money Market	3,201,398	1,044,371
Other Time	6,685,935	8,179,520
Certificates - $100,000 and Over	1,370,717	1,180,765
Foreign Office	6,563,147	3,774,581

Total Deposits	57,095,309	52,208,427
Federal Funds Borrowed	6,928,505	4,748,568
Short-Term Bank Notes	500,000	—
Other Short-Term Borrowings	5,742,202	4,074,576
Accrued Taxes, Interest and Expenses	2,303,948	2,307,717
Other Liabilities	985,640	439,934
Long-Term Debt	9,062,830	8,178,704

Total Liabilities	82,618,434	71,957,926
Minority Interest	—	461,505
Total Shareholders’ Equity (c)	8,524,589	8,475,017

Total Liabilities and Shareholders’ Equity	$91,143,023	80,894,448

(a)	Amortized cost: December 31, 2003 - $29,075,805 and December 31, 2002 - $24,790,289
(b)	Market values: December 31, 2003 - $135,215 and December 31, 2002 - $51,768
(c)	Common Shares: Stated value $2.22 per share; authorized 1,300,000,000; outstanding December 31, 2003 - 566,685,301 (excluding 16,766,390 treasury shares) and December 31, 2002 - 574,355,247 (excluding 9,071,857 treasury shares).

FIFTH THIRD BANCORP AND SUBSIDIARIES

Loans and Leases Serviced

(unaudited) ($ in thousands)

	As of
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002

Commercial
Commercial Loans	$14,209,122	13,824,371	14,014,541	13,380,264	12,742,725
Mortgage	6,893,742	6,590,021	6,297,335	5,983,988	5,885,544
Construction	3,301,082	3,143,315	3,052,459	3,064,878	3,009,113
Leases	3,263,145	3,160,839	3,021,888	2,998,208	3,019,190

Subtotal	27,667,091	26,718,546	26,386,223	25,427,338	24,656,572
Consumer
Consumer Loans	16,670,948	17,090,372	15,785,717	14,862,765	14,578,705
Mortgage & Construction	4,760,317	4,820,026	4,054,287	3,966,160	3,812,518
Credit Card	761,545	619,893	588,338	562,335	537,549
Leases	2,447,952	2,557,602	2,541,934	2,448,098	2,342,792

Subtotal	24,640,762	25,087,893	22,970,276	21,839,358	21,271,564

Total Loans and Leases	52,307,853	51,806,439	49,356,499	47,266,696	45,928,136

Loans Held for Sale	1,881,127	1,528,137	3,245,470	3,011,377	3,357,507

Operating Lease Equipment (a)	766,762	899,348	—	—	—

Loans and Leases Serviced for Others:
Residential Mortgage (b)	24,494,643	24,379,988	24,990,054	25,848,335	26,467,761
Commercial Mortgage (c)	2,084,710	2,017,717	2,008,982	1,990,481	1,959,290
Commercial Loans (d)	1,790,257	1,925,655	1,813,106	1,831,119	1,762,564
Consumer Loans (e)	866,156	909,090	—	—	—
Consumer Leases (a)	—	—	1,127,470	1,309,487	1,475,219

Total Loans and Leases Serviced for Others	29,235,766	29,232,450	29,939,612	30,979,422	31,664,834

Total Loans and Leases Serviced	$84,191,508	83,466,374	82,541,581	81,257,495	80,950,477

(a)	Prior to January 1, 2002, Fifth Third sold to and subsequently leased back from an unrelated asset-backed special purpose entity (SPE) certain consumer auto lease assets, subject to credit recourse and with servicing retained. Fifth Third adopted the provisions of FASB Interpretation No. 46 and consolidated this SPE effective July 1, 2003, as Fifth Third was deemed the primary beneficiary under the provisions of this Interpretation.
(b)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature, and retains servicing responsibilities.
(c)	Fifth Third sells certain commercial mortgage loans and retains servicing responsibilities.
(d)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity (QSPE), which is wholly-owned by an independent third party.
(e)	Fifth Third sells certain consumer loans that are primarily variable rate in nature and retains servicing responsibilities.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates

(unaudited) ($ in thousands)

	For the Three Months Ended

	December 31, 2003		December 31, 2002

	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate

Assets
Interest-Earning Assets:
Loans and Leases	$53,886,159	4.94%	48,478,420	5.81%
Taxable Securities	28,362,419	4.29	24,151,000	5.04
Tax Exempt Securities	1,026,499	7.41	1,071,417	7.63
Other Short-Term Investments	205,667	0.45	355,263	1.38

Total Interest-Earning Assets	83,480,744	4.74	74,056,100	5.56
Cash and Due from Banks	2,043,667		1,533,686
Other Assets	5,825,052		4,730,153
Reserve for Credit Losses	(771,129)		(663,809)

Total Assets	$90,578,334		79,656,130

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$19,302,847	0.93%	17,671,001	1.54%
Savings	7,699,512	0.60	10,479,879	1.39
Money Market	3,388,175	0.89	1,013,143	1.80
Other Time	6,728,502	2.78	8,392,695	3.34
Certificates-$100,000 and Over	1,527,837	1.51	1,346,626	2.66
Foreign Office Deposits	5,605,733	1.01	2,515,241	1.44
Federal Funds Borrowed	7,503,360	1.02	4,943,602	1.46
Short-Term Bank Notes	86,957	1.06	—	—
Other Short-Term Borrowings	6,664,002	0.86	3,966,693	1.62
Long-Term Debt	9,148,606	3.78	8,142,349	4.70

Total Interest-Bearing Liabilities	67,655,531	1.48	58,471,229	2.24
Demand Deposits	11,459,535		9,675,356
Other Liabilities	2,896,161		2,588,700

Total Liabilities	82,011,227		70,735,285
Minority Interest	—		456,535
Shareholders’ Equity	8,567,107		8,464,310

Total Liabilities and Shareholders’ Equity	$90,578,334		79,656,130

Average Common Shares (in thousands):
Outstanding	568,104		576,471
Diluted	576,881		586,809

Ratios (percent):
Net Interest Margin (Taxable Equivalent)		3.54%		3.80%
Net Interest Rate Spread (Taxable Equivalent)		3.26%		3.32%
Interest-Bearing Liabilities to Interest-Earning Assets		81.04%		78.96%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates

(unaudited) ($ in thousands)

	For the Twelve Months Ended
	December 31, 2003		December 31, 2002

	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate

Assets
Interest-Earning Assets:
Loans and Leases	$52,413,721	5.20%	45,538,622	6.20%
Taxable Securities	27,583,911	4.45	22,144,951	5.68
Tax Exempt Securities	1,056,342	7.26	1,101,334	7.40
Other Short-Term Investments	306,537	0.97	338,575	1.72

Total Interest-Earning Assets	81,360,511	4.95	69,123,482	6.03
Cash and Due from Banks	1,600,392		1,551,031
Other Assets	5,211,663		4,968,991
Reserve for Credit Losses	(729,568)		(644,886)

Total Assets	$87,442,998		74,998,618

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$18,679,204	1.01%	16,239,081	1.83%
Savings	8,019,808	0.79	9,464,772	1.67
Money Market	3,188,949	1.01	1,162,401	2.36
Other Time	7,167,421	2.98	9,402,798	3.80
Certificates-$100,000 and Over	3,089,987	1.46	1,689,641	3.24
Foreign Office Deposits	3,862,375	1.13	2,017,723	1.71
Federal Funds Borrowed	7,000,957	1.14	3,261,948	1.66
Short-Term Bank Notes	21,918	1.06	1,584	3.40
Other Short-Term Borrowings	5,350,047	1.03	3,926,780	1.71
Long-Term Debt	8,747,063	4.15	7,640,253	4.99

Total Interest-Bearing Liabilities	65,127,729	1.67	54,806,981	2.61
Demand Deposits	10,482,003		8,952,858
Other Liabilities	2,982,375		2,601,863

Total Liabilities	78,592,107		66,361,702
Minority Interest	233,882		440,075
Shareholders’ Equity	8,617,009		8,196,841

Total Liabilities and Shareholders’ Equity	$87,442,998		74,998,618

Average Common Shares (in thousands):
Outstanding	571,590		580,327
Diluted	580,003		592,020

Ratios (percent):
Net Interest Margin (Taxable Equivalent)		3.62%		3.96%
Net Interest Rate Spread (Taxable Equivalent)		3.28%		3.42%
Interest-Bearing Liabilities to Interest-Earning Assets		80.05%		79.29%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Regulatory Capital

(unaudited) ($ in thousands)

	December 31, 2003 (a)	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002

Tier 1 Capital:
Shareholders’ Equity	$8,524,589	8,553,786	8,554,234	8,663,744	8,475,017
Goodwill and Certain Other Intangibles	(894,550)	(903,540)	(912,531)	(923,607)	(932,646)
Unrealized Losses/(Gains)	57,369	(42,829)	(288,328)	(348,963)	(421,237)
Other	473,890	472,519	556,967	546,319	535,118

Total Tier 1 Capital	$8,161,298	8,079,936	7,910,342	7,937,493	7,656,252

Total Capital:
Tier 1 Capital	$8,161,298	8,079,936	7,910,342	7,937,493	7,656,252
Qualifying Reserves for Credit Losses	787,143	788,381	755,103	708,122	691,567
Qualifying Subordinated Notes	1,036,779	1,056,981	991,441	491,655	496,427

Total Risk-Based Capital	$9,985,220	9,925,298	9,656,886	9,137,270	8,844,246

Risk-Weighted Assets	74,272,000	72,863,148	69,849,411	66,737,471	65,444,076
Ratios (percent):
Average Shareholders’ Equity to Average Assets	9.46%	9.42	10.19	10.42	10.63
Risk-Based Capital:
Tier 1 Capital	10.99%	11.09	11.32	11.89	11.70
Total Capital	13.44%	13.62	13.83	13.69	13.51
Tier 1 Leverage	9.10%	9.10	9.18	9.67	9.73

(a)	December 31, 2003 regulatory capital data and ratios are estimated.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Asset Quality

(unaudited) ($ in thousands)

Summary of Credit Loss Experience	For the Three Months Ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002

Losses Charged Off:
Commercial, Financial and Agricultural Loans	$(56,936)	(39,385)	(29,259)	(27,140)	(17,236)
Real Estate - Commercial Mortgage Loans	(1,678)	(4,622)	(1,218)	(1,061)	(5,591)
Real Estate - Construction Loans	(898)	(2,162)	(410)	(198)	(1,167)
Real Estate - Residential Mortgage Loans	(8,562)	(3,266)	(3,195)	(8,806)	(3,467)
Consumer Loans	(36,828)	(33,560)	(31,802)	(33,266)	(31,397)
Lease Financing	(8,828)	(9,364)	(25,721)	(12,007)	(11,038)

Total Losses	(113,730)	(92,359)	(91,605)	(82,478)	(69,896)
Recoveries of Losses Previously Charged Off:
Commercial, Financial and Agricultural Loans	5,355	4,111	2,379	4,489	3,736
Real Estate - Commercial Mortgage Loans	597	390	418	686	830
Real Estate - Construction Loans	44	231	33	176	237
Real Estate - Residential Mortgage Loans	20	134	11	2	1
Consumer Loans	10,867	10,037	8,393	10,159	12,501
Lease Financing	1,878	2,327	2,896	2,310	3,074

Total Recoveries	18,761	17,230	14,130	17,822	20,379
Net Losses Charged Off:
Commercial, Financial and Agricultural Loans	(51,581)	(35,274)	(26,880)	(22,651)	(13,500)
Real Estate - Commercial Mortgage Loans	(1,081)	(4,232)	(800)	(375)	(4,761)
Real Estate - Construction Loans	(854)	(1,931)	(377)	(22)	(930)
Real Estate - Residential Mortgage Loans	(8,542)	(3,132)	(3,184)	(8,804)	(3,466)
Consumer Loans	(25,961)	(23,523)	(23,409)	(23,107)	(18,896)
Lease Financing	(6,950)	(7,037)	(22,825)	(9,697)	(7,964)

Total Net Losses Charged Off	$(94,969)	(75,129)	(77,475)	(64,656)	(49,517)

Reserve for Credit Losses, Beginning	$771,709	734,756	703,354	683,193	660,934
Total Net Losses Charged Off	(94,969)	(75,129)	(77,475)	(64,656)	(49,517)
Provision Charged to Operations	93,654	112,082	108,877	84,817	72,085
Acquired Institutions and Other	—	—	—	—	(309)

Reserve for Credit Losses, Ending	$770,394	771,709	734,756	703,354	683,193

Nonperforming and Underperforming Assets

	As of
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002

Nonaccrual Loans and Leases (a)	$241,505	271,256	273,293	277,452	246,986
Renegotiated Loans and Leases	8,286	—	—	—	—
Other Assets, Including Other Real Estate Owned	68,540	52,053	33,212	29,221	25,618

Total Nonperforming Assets	318,331	323,309	306,505	306,673	272,604
Ninety Days Past Due Loans and Leases (a)	145,243	145,643	137,503	134,024	162,213

Total Underperforming Assets	$463,574	468,952	444,008	440,697	434,817

Average Loans and Leases (b)	$52,401,684	50,615,070	48,561,158	47,154,837	45,272,569
Loans and Leases (b)	52,307,853	51,806,439	49,356,499	47,266,696	45,928,136
Ratios
Net Losses Charged Off as a Percent of Average Loans and Leases	0.72%	0.59	0.64	0.56	0.43
Reserve as a Percent of Loans and Leases	1.47%	1.49	1.49	1.49	1.49
Nonperforming Assets as a Percent of Loans, Leases and Other Assets, Including Other Real Estate Owned	0.61%	0.62	0.62	0.65	0.59
Underperforming Assets as a Percent of Loans, Leases and Other Assets, Including Other Real Estate Owned	0.89%	0.90	0.90	0.93	0.95

(a)	Nonaccrual includes $23.6 million and Ninety Days Past Due includes $46.2 million of residential mortgage loans as of December 31, 2003.
(b)	Excludes loans held for sale.